Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2013 which is incorporated by reference in the registration statement (Form S-1 No. 333-188378) and related Prospectus of Stemline Therapeutics, Inc. dated May 16, 2013, in this registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933.

/s/ Ernst & Young LLP

MetroPark, New Jersey

May 16, 2013